Exhibit 16.1


















October 8, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Agrilink Foods, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K Equivalent, as part of the Company's Form 8-K Equivalent report dated October 4, 2002. We agree with the statements concerning our Firm in such Form 8-K Equivalent.

Very truly yours,


/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP